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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      DATE OF REPORT (Date of earliest event reported):  FEBRUARY 27, 1998



                           ARGENT CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



        NEVADA                         0-20702                 88-0383765
(State of Incorporation)         (Commission File No.)        (IRS Employer
                                                            Identification No.)



              2414 BABCOCK ROAD, SUITE 105, SAN ANTONIO, TX 78229
                    (Address of principal executive offices)



      Registrant's telephone number, including area code:  (210) 614-2900



                          SUNPORT MEDICAL CORPORATION
         (Former name or former address, if changed since last report)







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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.


          Pursuant to the terms of a Stock Purchase Agreement, dated December 19, 1997 (the "Agreement"), by and among Sunport Medical Corporation ("SMC"), Clearview Holding Corporation, S.A. ("CHC") and Clearview Capital Corporation ("CCC"), SMC purchased from CHC all of the issued and outstanding shares of CCC, consisting of 271,739 shares of common stock, in exchange for the issuance through a private placement of 1,855,830 newly-issued shares of Argent Capital Corporation ("ACC")(1) common stock, representing approximately 75% of the then-outstanding common stock of ACC(2). CHC, the acquiror of control of ACC, is a Luxembourg corporation which is wholly-owned by Nuova Arca Investments, Ltd., another Luxembourg corporation, which in turn is wholly-owned by Mr. Pieter G. K. Oosthuizen.







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        (1)  Under the terms of the Agreement, prior to closing SMC was obligated, among other things, to change its jurisdiction of incorporation from British Columbia to Nevada and to change its name to "Argent Capital Corporation". As used herein, "ACC" refers to the Nevada corporation which is the legal successor-in-interest to SMC, the British Columbia corporation.

        (2) As described below, SMC was obligated, as a condition to the closing, to reduce its issued and outstanding shares of common stock on a 30-for-1 basis. ACC and its new stock transfer agent will be determining the exact number of issued and outstanding shares after the redemption for cash of fractional shares. It is expected that CHC will end up owning slightly more than 75% of the issued and outstanding shares of ACC.
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        On December 29, 1997, Registrant filed a Proxy Statement and Schedule
14A information which contains, among other things, information describing the transaction, identifying the persons involved in the transaction, management, the business of the parties, the terms of the transaction and other relevant information relating to the transaction resulting in the change of control of Registrant. The Proxy Statement and Schedule 14A information as filed with the Securities and Exchange Commission are incorporated by reference herein and the summary description contained herein is qualified by reference to such incorporated documents.

        In contemplation of the transaction, SMC changed its jurisdiction of incorporation from British Columbia to Nevada through a continuance into a Wyoming corporation and the contemporaneous merger into a wholly-owned Nevada subsidiary, ACC, with ACC being the surviving corporation. During the merger, the outstanding shares of SMC were exchanged for shares of ACC on a basis of 30 SMC shares for 1 share of ACC. The authorized capital stock of ACC was set at 100 Million shares of common stock. Under the terms of the Agreement, two directors of ACC, Lawrence D. Barr and William H. McConnachie, voluntarily resigned as directors effective February 27, 1998 and were replaced by Mr. Oosthuizen and Christopher A. Millar.


ITEM 2.   ACQUISITION OF DISPOSITION OF ASSETS.

          The response to Item 1 and the Proxy Statement and Schedule 14A filing of SMC referred to above are incorporated herein by this reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          The financial statements of ACC and CCC are omitted in accordance with paragraphs (a)(4) and (b)(2) of this Item. ACC intends to include said financial statement in its next filing under the Securities Exchange Act of 1934, within 60 days from the date of this filing.


ITEM 8.   CHANGE IN FISCAL YEAR.

          ACC has adopted a fiscal year-end of December 31 in order to comport with the December 31 fiscal year-end of CCC. The fiscal year-end of SMC had been September 30. The December 31st fiscal year end of ACC as the resulting entity of the merger between SMC and ACC will be reflected in a Form 10-KSB filing of ACC to be made approximately contemporaneously herewith.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 13, 1998                   Registrant:


                                       ARGENT CAPITAL CORPORATION


                                       By:  /s/ TRACEY L. BUNCE
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                                                Tracey L. Bunce
                                                Chief Financial Officer